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                                                                     EXHIBIT 5.1

                           FULBRIGHT & JAWORSKI L.L.P.
                   A Registered Limited Liability Partnership
                            1301 McKinney, Suite 5100
                            Houston, Texas 77010-3095
                                www.fulbright.com

TELEPHONE:        (713) 651-5151                  FACSIMILE:      (713) 651-5246

February 10, 2004

Input/Output, Inc.
12300 Parc Crest Drive
Stafford, Texas  77477

Ladies and Gentlemen:

         We have acted as counsel for Input/Output, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of 1,500,000 shares of the Company's common stock, $.01 par value per share (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the Company's 2003 Employee Stock Option Plan, as amended (the "Plan").

         We have examined (i) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended to date, (ii) the Plan, (iii) the Registration Statement, and (iv) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

         In connection with this opinion, we have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     Fulbright & Jaworski L.L.P.

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